UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 4, 2006, Alion Science and Technology Corporation (the “Registrant”), Alion Technical Services Corporation (“ATSC”), a wholly-owned subsidiary of the Registrant, and Anteon Corporation (“Anteon”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which ATSC agreed to acquire from Anteon the contracts and certain other assets comprising Anteon’s program management and engineering services business for $225,000,000 less an adjustment for certain assumed liabilities. Closing of the acquisition of the contracts and the other assets is subject to certain conditions, including receipt of any necessary approval, or the termination or expiration of waiting period without any outstanding notice from any governmental entity, under all antitrust laws. A copy of the Purchase Agreement is attached to this current report on Form 8-K as Exhibit 10.69 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.69 — Asset Purchase Agreement dated as of June 4, 2006, by and between Anteon Corporation, Alion Technical Services Corporation and Alion Science and Technology Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 7, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ James C. Fontana
Name:	James C. Fontana
Title:	General Counsel

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